Exhibit 10.4

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act. Omitted information, marked “[***]” in this Exhibit has been filed with the Securities and Exchange Commission together with such request for confidential treatment.

GAS PROCESSING CONTRACT

Between DCP MIDSTREAM, LP as Supplier and

DCP MIDSTREAM PARTNERS, LP as Processor

Dated as of August 1, 2011

EXHIBIT B

PROCESSING FEE ADJUSTMENTS

EXHIBITS C-1 and C-2

DELIVERY AND REDELIVERY POINTS

EXHIBIT D

PLANT SPECIFICATIONS

<<ContractNo>>

GAS PROCESSING CONTRACT

This Gas Gathering and Processing Contract (“Contract”) is entered as of August 1, 2011, between DCP MIDSTREAM, LP (“Supplier”) and DCP MIDSTREAM PARTNERS, LP (“Processor”).

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. COMMITMENT.

(a) Plant Construction. Processor will cause construction of a new nominal 200 MMcf/Day capacity cryogenic gas processing plant at a 161 acre site in the Southeast Quarter of Survey No. One, Block No. One of the International & Great Northern Railroad Company Survey, Abstract 172, Jackson County, Texas near Edna, Texas on property previously owned by Supplier (“Site”), to be known as the Eagle Plant (“Plant”). Supplier has transferred the Plant Site property to its former Affiliate DCP Eagle Plant LLC (“DCP Eagle”) by the terms of a Special Warranty Deed dated August 1, 2011. As of December 29, 2010, Supplier procured from Valerus Compression Services, LP (“Valerus”) the central processing unit that is to form the core processing unit for the new Plant (the “Eagle Plant Skid”). The Eagle Plant Skid was constructed in 2009 by T.H. Russell and has not previously been placed into operation. Supplier transferred the Eagle Plant Skid to DCP Eagle by a Bill of Sale also dated as of August 1, 2011. Supplier sold all of the issued and outstanding ownership interests of DCP Eagle to Processor under a Purchase and Sale Agreement dated August 1, 2011. Processor agrees to promptly cause DCP Eagle to install the Eagle Plant Skid and to promptly construct the remainder of the Plant at the Site. The plans and construction activities for installation of the Eagle Plant Skid and all other Plant components, including all specifications and contractor selections, shall be subject to approval by Supplier. Without limitation, the additional Plant components to be installed will include raw gas delivery point connections with gathering systems of Supplier and the south Texas line of Trunkline Gas Company, LP (“Trunkline”), inlet gas measurement and analysis, dehydration, mol sieves, compression, Residue Gas delivery points to the facilities of Trunkline, a NGLs pipeline connection with either DCP Sandhills Pipeline, LLC or Wilbreeze Pipeline, LLC, and all other components and equipment deemed necessary or appropriate by the parties. The Plant design will be consistent with those stated in Exhibit D. Any changes in Exhibit D Plant design specifications and all direct contractor selections will be subject to approval by Supplier. Processor will use all reasonable efforts to cause DCP Eagle to complete construction of the Plant and to place it into operation no later than November 1, 2012. On or before the In Service Date, Processor will assign this Contract to DCP Eagle. Processor will remain responsible following the assignment for performance of this Contract notwithstanding the assignment.

(b) Supplier’s Commitment. Supplier owns and controls quantities of processable gas handled in various south and central Texas gas gathering systems owned by Supplier or its Affiliates. Supplier has agreements with Trunkline to enable deliveries to the Plant of south Texas gas owned or controlled by Supplier and others. Supplier will use its good faith reasonable efforts to deliver volumes of raw gas to Processor for processing, but Supplier may deliver raw gas to its other area gas processing plants in its sole discretion. Supplier does not guaranty delivery for processing of any specific minimum quantity of raw gas. Supplier retains title to and may remove from its gathering system and retain all condensate, drips, and Inferior Liquids from the gathering system prior to delivery of raw gas for processing, and Supplier may handle, sell, and dispose of gathering system liquids independently from this Contract.

(c) Processor’s Commitment. Processor commits and will cause DCP Eagle to reserve the capacity of the Plant available to Supplier, and within the Plant’s capabilities Processor will receive, process, and return to Supplier or for Supplier’s benefit all Residue Gas, NGLs, and any other marketable products recovered in Plant operations attributable to gas delivered by Supplier. Processor may undertake to process gas for third parties at the Plant only on a fully interruptible basis using any capacity not being used from Day to Day for the processing of Supplier’s gas.

(d) Exhibits. Definitions and General Terms and Conditions included in this Contract are attached as Exhibit A. Certain processing fee adjustment provisions are stated in Exhibit B. Delivery and Redelivery Points are stated in Exhibits C-1 and C-2. Plant design specifications are stated in Exhibit D. All Exhibits referenced herein are attached and incorporated by reference.

2. DELIVERY AND REDELIVERY POINTS. Supplier’s Plant inlet Delivery Points and Plant outlet Redelivery Points are stated in Exhibits C-1 and C-2, respectively. Title to the portion of the gas delivered that is to be used by Processor for Plant fuel use and Supplier’s pro rata share of any Plant unaccountable volumes will pass to and vest in Processor at the Delivery Points. Supplier otherwise reserves and retains title to all gas delivered and to the Residue Gas and NGLs attributable to Supplier’s deliveries.

3. DELIVERY AND REDELIVERY PRESSURES. Supplier will deliver or cause delivery of the gas at the Delivery Points at a pressure sufficient to enable it to enter Processor’s Facilities against the working pressure at reasonably uniform rates of delivery. The design of the gathering system and Plant are for delivery pressures at 500 psig at the Plant inlet. Changes from this operating standard must be agreed by both parties. Processor will deliver Residue Gas at the Redelivery Points at a pressure sufficient to enable them to enter the downstream pipelines against the working pressure at reasonably uniform rates of delivery, not to exceed the maximum allowable operating pressure established by the downstream pipelines, up to a maximum pressure for Residue Gas of 1100 psig and 1345 psig for NGLs.

4. QUANTITY. (a) Firm Quantity Deliveries. Supplier may deliver, and within Plant capacity, operating conditions, and capabilities Processor shall take all of Supplier’s gas tendered by Processor at the Delivery Points. Processor will use commercially reasonable efforts to operate its facilities in an effort to maintain consistent takes of all available quantities.

(b) Supplier to take and market Residue Gas and NGLs. Supplier shall take its share of Residue Gas and NGLs in kind timely at the Redelivery Points. The parties recognize that Processor has no Residue Gas storage and very little if any NGL storage. Processor agrees to deliver to or for the account of Supplier Supplier’s Residue Gas and allocable NGLs. Supplier’s must receive and transport or cause to be received and transported when produced and available the Residue Gas and NGLs allocable to Supplier’s raw gas deliveries. Supplier is solely responsible for all arrangements for receipt and transportation of its in kind Residue Gas, any bypassed gas, and NGLs. Supplier shall make or cause its customers to make all arrangements with the downstream gas and NGL pipelines, and shall ensure that its desired nominations for downstream transportation are properly and timely placed with the downstream pipelines in accordance with their nomination and confirmation procedures. Each party will endeavor to provide the other party prompt notice of scheduled maintenance, construction, and other material operational events (other than weather) that will affect volumes materially, including but not limited to facility outages and operational changes.

(c) Volumes Not Taken or Marketed by Supplier. If Supplier fails, for any reason, to take in kind or otherwise dispose of all or any part of Supplier’s share of Residue Gas or NGLs, to avoid curtailing or discontinuing operation of the Plant, Processor shall have the option, but not the obligation, to sell or otherwise dispose in any manner necessary Supplier’s share of Residue Gas or NGLs not timely taken in kind or otherwise disposed of by Supplier; provided that Processor shall account to and timely pay Supplier for any proceeds received by Processor from a sale or disposition less reasonable transportation, storage, fractionation, and other charges and marketing fees paid by Processor to third parties. Supplier recognizes these sales may be distress sales at below market prices.

(d) Gas Not Taken By Processor. Supplier may dispose of any gas not taken by Processor at the Delivery Points for any reason, including events of Force Majeure, subject to Processor’s right to resume takes at any subsequent time.

5. PROCESSING CONSIDERATION.

5.1 Processing Consideration. As full consideration for Processor’s receipt, processing, redelivery, and accounting for the gas and all its components delivered to Processor each month, Supplier shall pay Processor:

(a) Commencing on the In Service Date, a monthly firm processing capacity reservation charge of $[***] per Mcf times [***] MMcf/Day ($[***]/day) subject to adjustment as provided in Section 5.1(e) and (f) below (“Demand Charge”). Supplier shall not be entitled to a suspension or adjustment in the Demand Charge due to: (i) an event of Force Majeure claimed by Supplier, (ii) any failure of supply or inability on the part of Trunkline to deliver gas to the Plant, (iii) the inability of downstream service providers to accept gas or NGLs conforming to the quality specifications, or (iv) a downstream Force Majeure event.

(b) A throughput fee of $[***]per Mcf of gas delivered by Supplier to Processor for processing at the Plant, subject to adjustment as provided in Section 5.1(e) below (“Throughput Fee”).

(c) A monthly electricity cost recovery payment of the actual amount of all electricity costs incurred by Processor for operation of the Plant for the month times the fraction whose numerator is the month’s gas quantities supplied by Supplier and whose denominator is the month’s gas quantities supplied to the Plant by all persons making deliveries to the Plant including Supplier.

(d) The fees under (a) and (b) above will be adjusted on the first anniversary of the In Service Date and on each annual anniversary date thereafter by a percentage equal to [***] of the annual percentage of change in the Producer Price Index – Finished Goods, Unadjusted published by U.S. Department of Labor or its successor (“PPI”), comparing the latest published data with the comparable data for the previous year, provided the Demand Charge and Throughput Fee shall never be less than the initial amounts set for them in Section 5.1(a) and (b).

(e) The Demand Charge and Throughput Fee shall be adjusted as of the In Service Date based on the actual construction cost of the Plant as set forth in Exhibit B.

(f) The Demand Charge shall be reduced for any Day in which the gas volumes delivered by Supplier are curtailed in whole or in part due to the unavailability of the Plant for reasons of Force Majeure, maintenance, a casualty loss, or otherwise; provided the lack of availability of processing service exceeds more than 12 hours in a Day and occurs for more than 12 Days on a cumulative basis over the Contract year beginning as of the In Service Date or its current anniversary. Once the cumulative 12 Days is reached in a Contract year, the Demand Charge will be reduced for each applicable Day of the remainder of the Contract year by a fraction whose numerator is the negative difference between [***] MMcf/Day and the Day’s volume actually processed and whose denominator is [***] MMcf, times the Section 5.1(a) Demand Charge component of $[***] per Mcf as adjusted for the current Contract year.

5.2 In Kind Redeliveries. Subject to the other terms and conditions of this Contract, Processor will redeliver in kind to Supplier or its nominee at the applicable Redelivery Point 100% of the Residue Gas and NGLs attributable to Supplier’s gas deliveries. No separate payment or value calculation is to be made under this Contract for helium, sulfur, CO2, or other non-hydrocarbons.

5.3 Allocation of Residue Gas and NGLs. If Processor has no third party customers, Processor will allocate all Residue Gas and NGLs from the Plant to Supplier. If Processor has third party customers delivering gas for processing during the month, Processor will determine the Residue Gas and NGLs attributable to Supplier using the following definitions and procedures. Additional definitions are in Section A of Exhibit A. From time to time upon notice to Supplier, Processor may make changes and adjustments in its allocation methods as necessary to improve accuracy or efficiency.

(a) NGLs Allocable to Supplier. Processor will determine the quantity of each NGL component allocable to Supplier’s gas by multiplying the total quantity of each NGL component recovered at the Plant by a fraction. The numerator will be the gallons of that NGL component contained in the gas delivered by Supplier, determined by chromatographic analysis or other accepted method in the industry, and the denominator will be the total gallons of that component contained in all gas delivered to Processor from sources connected directly at the inlet to Processor’s Facilities.

(b) Residue Gas Allocable to Supplier.

(i) Processor will determine the MMBtus of “Residue Gas allocable to Supplier” by multiplying the MMBtus of “Residue Gas available” from Processor’s Facilities by a fraction. The numerator will be the “theoretical MMBtus of Residue Gas remaining from Supplier’s gas” delivered by Supplier, and the denominator will be the total of the theoretical MMBtus of Residue Gas remaining from all gas delivered to Processor from the common sources connected to Processor’s Facilities. “Residue Gas available” means all remaining Residue Gas available from Processor’s Facilities, net of gas used for the operation of Processor’s Facilities (including Plant fuel use and lost/unaccounted for volumes).

“Theoretical MMBtus of Residue Gas remaining from Supplier’s gas” means the sum of the MMBtus of methane and heavier hydrocarbons contained in Supplier’s gas, determined by chromatographic analysis or other accepted method in the industry, less the MMBtus of recovered NGLs attributable to Supplier’s gas.

5.4 Taxes and Assessments. Processor may increase its fees as necessary to recover the cost of any tax, assessment, or other charge imposed by a governing authority on Processor directly relating to the handling of Supplier’s gas or to the ownership or operation of Processor’s Facilities, other than ad valorem taxes and taxes based on Processor’s income or right to do business.

5.5 Plant Operations. Processor reserves the right temporarily to suspend, alter, or modify Plant operations at any time and from time to time for any reason without liability or obligation to Supplier, subject to Section 5.1(a) and (f). However, Processor will operate the Plant as a prudent operator, consistently with the Plant design in Exhibit D, and in ways that maximize the value of Supplier’s Gas and NGLs; including, but not limited to preventive maintenance, promptly making needed repairs, and acting in accordance with Supplier’s reasonable requests regarding any bypass of gas around the Plant and operations in an ethane rejection mode rather than in an ethane recovery mode.

5.6 New Delivery Points, Plant Modifications, and Expansions. Supplier may request that Processor construct new Residue Gas and NGLs Delivery Points, other Plant modifications, and Plant expansions from time to time, and Processor will promptly make the requested changes in return for an adjustment in the Processing Fees that appropriately compensates Processor for its incremental investment in those projects, to be negotiated in good faith between the parties at the time in a manner consistent with the initial negotiation of this Contract.

6. TERM. This Contract shall be in force for a primary term of 15 years from the In Service Date, and from year to year thereafter until canceled by either party as of the end of the primary term, or any subsequent anniversary, on three years’ advance written notice.

7. ADDRESSES AND NOTICES. Either party may give notices to the other party by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a party by written notice. Unless Supplier objects in writing, Processor may also use Supplier’s current address for invoices for notice purposes. Any telephone numbers below are solely for information and are not for Contract notices. The parties opt out of electronic delivery of notices and amendments under this Contract, except that notices and hand-signed amendments may be delivered by facsimile with receipt confirmed as stated above.

Notices to Supplier - Correspondence	DCP Midstream, LP
Attn: Managing Director, South Texas
5718 Westheimer Road, Suite 1900
Houston, Texas 77057
Phone: (713) 735-3613
Fax: (713) 627-6613

Notices to Supplier – Payments:	Via intercompany transfer as long as Supplier and Processor remain affiliated; if not, then by wire transfer to the bank and account that Supplier will designate in writing to Processor.

Notices to Processor – Billings & Statements:	DCP Midstream Partners, LP
Attn: Revenue Accounting
370 17th Street, Suite 2500
Denver, CO 80202
Phone: (303) 633-2922
Fax: (303) 633-2921

Notices to Processor – Correspondence	DCP Midstream Partners, LP
Attn: Contract Administration
370 17th Street, Suite 2500
Denver, CO 80202
Phone: (303) 633-2900
Fax: (303) 633-2921

Notices to Processor – Payments:	Via intercompany transfer as long as Supplier and Processor remain affiliated; if not, then by wire transfer to the bank and account that Processor will designate in writing to Supplier.

The parties have signed this Contract by their duly authorized representatives as of the date first stated above.

DCP MIDSTREAM, LP	DCP MIDSTREAM PARTNERS, LP
By: DCP MIDSTREAM GP, LP
Its: General Partner
By: DCP MIDSTREAM GP, LLC
Its: General Partner

By	/s/ Richard A. Bradsby, II	By	/s/ Mark A. Borer
	Richard A. Bradsby, II, Vice President		Mark A. Borer, President and CEO

Signed on August 1, 2011		Signed on: August 1, 2011
	Supplier		Processor

Signature Sheet for Gas Gathering and Processing Contract

Dated as of August 1, 2011

EXHIBIT A

To GAS GATHERING AND PROCESSING CONTRACT

Between DCP MIDSTREAM, LP as Supplier and

DCP MIDSTREAM PARTNERS, LP as Processor

Dated as of August 1, 2011

GENERAL TERMS AND CONDITIONS

A. DEFINITIONS

Except where the context indicates a different meaning or intent, and whether or not capitalized, the following terms will have meanings as follows:

a. Affiliate – a company (i) in which a party owns directly or indirectly 50% or more of the issued and outstanding voting stock or other equity interests; (ii) which owns directly or indirectly 50% or more of the issued and outstanding voting stock or equity interests of the party; and (iii) in which a company described in (ii) owns, directly or indirectly, 50% or more of the issued and outstanding voting stock or other equity interests.

b. Btu – British thermal unit. MMBtu – one million Btus.

c. Day – a period of 24 consecutive hours beginning and ending at 9:00 a.m. local time, or other 24 hour period designated by Processor and a downstream pipeline.

d. Delivery Points – whether one or more, see Sections 2, Exhibit A Sections B.1 and B.2, and Exhibit C-1.

e. Facilities – Processor’s Eagle Plant, Jackson County, Texas.

f. Force Majeure – see Section H.2 below.

g. Gas or gas – all natural gas that arrives at the surface in the gaseous phase, including all hydrocarbon and non-hydrocarbon components, casinghead gas produced from oil wells, gas well gas, and stock tank vapors.

h. GPM – NGL gallons per Mcf.

i. Inferior Liquids – Mixed crude oil, slop oil, salt water, nuisance liquids, and other liquids recovered by Supplier in its gathering system or by either party at Plant inlet receivers. Supplier will retain revenues from Inferior Liquids, drips, and other gathering system or pipeline liquids to defray costs of treating and handling; Processor is not entitled to and will not allocate or account for those liquids.

j. In Service Date – the first day of the month following the date on which Processor has completed construction and testing of the Plant and the subsequent operation of the Plant in accordance with the design specifications for a period of 10 consecutive days.

k. Mcf – 1,000 cubic feet of gas at standard base conditions of 60ºF and 14.73 psia.

l. MMcf – 1,000 Mcf.

m. Month or month – a calendar month beginning on the first Day of a Month.

n. NGL or NGLs – natural gas liquids, or ethane and heavier liquefiable hydrocarbons separated from gas and any incidental methane in NGL after processing.

o. psi – pounds per square inch; psia – psi absolute; psig – psi gauge.

p. Redelivery Points – See Section 2 and Exhibit C-2.

q. Residue Gas – merchantable hydrocarbon gas remaining after processing (after all reductions, including Plant fuel and lost and unaccounted for gas), and hydrocarbon gas sold or delivered without first being processed.

r. TET – price quotes for NGL on the Texas Eastern Products Pipeline Company, LLC system.

s. TF&S – NGL transportation, fractionation, and storage.

B. DELIVERY DATE; COMPRESSION

B.1 Delivery Date. Deliveries under this Contract will commence as of the In Service Date of the Plant and of all pipeline connections.

B.2 Delivery Rates. Under normal conditions, Supplier and Processor will deliver and receive gas at reasonably uniform rates of delivery. Processor will have agents or employees available at all reasonable times to receive advice and directions from Supplier for changes in the rates of delivery of gas as required from time to time.

B.4 Options to Compress. If Supplier’s or Trunkline’s facilities become incapable of delivering gas into Processor’s Facilities, neither party will be obligated to compress, but either party will have the option to do so. If neither party elects to compress within a reasonable time after the need for compression appears, Processor upon written request of Supplier will either arrange promptly to provide compression at a reasonable fee and actual fuel charge to be negotiated between the parties.

C. RESERVATIONS OF SUPPLIER

Omitted.

D. METERING AND MEASUREMENT

D.1 Processor to Install Meters. Processor will own, maintain, and operate orifice meters or other measuring devices of standard make at or near the Delivery Points. Except as otherwise stated in this Section D, Processor will install orifice meters or other measurement devices and compute volumes in accordance with accepted industry practice. A party providing compression facilities will also provide sufficient pulsation dampening equipment to prevent pulsation from affecting measurement at the Delivery Points. The parties will use electronic recording devices. Supplier will have access to Processor’s metering equipment at reasonable hours, but only Processor will calibrate, adjust, operate, and maintain it.

D.2 Unit of Volume. The unit of volume will be one cubic foot of gas at a base temperature of 60° F. and at a pressure base of 14.73 psia. Computations of volumes will follow industry accepted practice.

D.3 Pressure, Temperature. Processor may measure the atmospheric pressure or may assume the atmospheric pressure to be 14.7 psia. Processor may determine the gas temperature by using a recording thermometer; otherwise, the temperature will be assumed to be 60° F.

D.4 Check Meters. Supplier may install, maintain, and operate in accordance with accepted industry practice at its own expense pressure regulators and check measuring equipment of standard make using separate taps. Check meters shall not interfere with operation of Processor’s equipment. Processor will have access to Supplier’s check measuring equipment at all reasonable hours, but only Supplier will calibrate, adjust, operate, and maintain it. If Supplier chooses not to install check measurement, Processor will give Supplier access to data for Supplier’s SCADA.

D.5 Meter Tests. At least monthly, Processor will verify the accuracy of Processor’s measuring equipment, and Supplier will verify the accuracy of any check measuring equipment. If Supplier or Processor notifies the other that it desires a special test of any measuring equipment, they will cooperate to secure a prompt verification of the accuracy of the equipment. If either party at any time observes a variation between the delivery meter and the check meter, it will promptly notify the other, and both will then cooperate to secure an immediate verification of the accuracy of the equipment. Processor will give Supplier reasonable advance notice of the time of all special tests and calibrations of meters and of sampling for determinations of gas composition and quality, so that Supplier may have representatives present to witness tests and sampling or make joint tests and obtain samples with its own equipment. Supplier will give reasonable advance notice to Processor of the time of tests and calibrations of any check meters and of any sampling by Supplier for determination of gas composition and quality.

D.6 Correction of Errors. If at any time any of the measuring or testing equipment is found out of service or registering inaccurately in any percentage, the measuring party will adjusted it promptly to read accurately within the limits prescribed by the manufacturer. If any measuring equipment is found to be inaccurate or out of service by an amount exceeding the greater of (i) 2.0 percent at a recording corresponding to the average hourly rate of flow for the period since the last test, or (ii) 100 Mcf per month, the measuring party will correct previous readings to zero error for any known or agreed period. Processor will determine the volume of gas delivered during that period by the first feasible of the following methods:

(i) Using the data recorded by any check measuring equipment if registering accurately;

(ii) Correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculation; or

(iii) Using deliveries under similar conditions during a period when the equipment was registering accurately.

No adjustment will be made for inaccuracies unless they exceed the greater of (i) 1.0 percent of affected volumes, or (ii) 100 Mcf per month.

D.7 Meter Records. The parties will preserve for a period of at least two years all test data, charts, and similar measurement records. The parties will raise metering questions as soon as practicable after the time of production. No party will have any obligation to preserve metering records for more than two years except to the extent that a metering question has been raised in writing and remains unresolved.

E. DETERMINATION OF GAS

COMPOSITION, GRAVITY, AND

HEATING VALUE

Processor will obtain a representative samples of Supplier’s gas delivered at each Delivery Point using on-line chromatography. By chromatography or other accepted method in the industry, Processor will determine the composition, gravity, and gross heating value of the hydrocarbon components of Supplier’s gas in Btu per cubic foot on a dry basis at standard conditions, then adjust the result for the water vapor content of the gas (by either the volume or Btu content method) using an industry accepted practice. No heating value will be credited for Btus in H2S or other non-hydrocarbon components. Processor will make the first determination of Btu content for Supplier’s deliveries within a reasonable time after deliveries of gas begin.

F. QUALITY OF GAS

F.1 Quality Specifications. The gas delivered and redelivered shall be merchantable natural gas, at all times complying with the following quality requirements. The gas shall be commercially free of crude oil, water in the liquid phase, brine, air, dust, gums, gum-forming constituents, bacteria, and other objectionable liquids and solids, and not contain more than:

(a) 7 pounds of water vapor per MMcf.

(b) 1 grain of H2S per 100 cubic feet.

(c) Five grains of total sulfur per 100 cubic feet.

(d) 3 mole percent of carbon dioxide (CO2).

(e) 3 mole percent of nitrogen.

(f) 20 parts per million by volume of oxygen.

Redelivered gas shall:

(g) Not exceed 120° F. in temperature at the Delivery Point.

(h) Have a total heating value no greater than 1100 Btu per cubic foot.

(i) If a third party pipeline receiving the gas delivered has more stringent quality specifications than those stated above, the gas shall conform to the more stringent pipeline quality standard.

F.2 NGLs Quality Specifications. The NGLs delivered at the Plant shall be merchantable, at all times complying with the following quality requirements. The NGLs shall be commercially free of air, dust, gums, gum-forming constituents, bacteria, and other objectionable liquids and solids, and not contain more than:

(a) 1,000 ppm of total stream of carbon dioxide (CO2).

(b) 0.5 LV (“liquid volume”) % of the total components excluding N2 and CO2, and 1.5 LV% of the ethane.

(c) 55 LV% of ethane.

(d) 10 LV% of the C5+ of aromatics.

(e) 0.5 LV% of the total stream of olefins; C4 olefin maximum is 0.1 LV% of the nC4.

(f) 600 psig vapor pressure at 100° F.

(g) 150 ppm total sulfur; pass ASTM D-2420 or D-5623 for H2S; maximum 15 ppm of carbonyl sulfide in contained propane.

(h) 375° F. distillation end point at 14.7 psia for the portion of the mixture having a boiling point ≥ 70° F.

(i) +27 Saybolt number for color, per ASTM D-156.

(j) No free water at 34° F. per inspection.

(k) 1 ppm of Halides including fluorides in nC4.

(l) 110° F. temperature.

If a third party pipeline receiving the NGLs delivered has more stringent quality specifications than those stated above, the NGLs shall conform to the more stringent NGL pipeline quality standard.

F.2 Quality Tests. Processor will make determinations of conformity of the gas with the above specifications using procedures generally accepted in the gas industry as often as Processor reasonably deems necessary. If in Supplier’s judgment the result of any test or determination is inaccurate, Processor upon request will again conduct the questioned test or determination. Supplier will bear the costs of the additional test or determination unless it shows the original test or determination to have been materially inaccurate.

F.3 Separation Equipment. Supplier will install condensate receiving and stabilization equipment immediately upstream of the Delivery Points.

F.4	Rights as to Off Specification Gas.

If any of the gas delivered by Supplier fails to meet the quality specifications stated in this Section, Processor may at its option accept delivery of the gas or discontinue or curtail taking of gas at any Delivery Point whenever its quality does not conform to the quality specifications. If Processor accepts delivery of off specification gas from Supplier or incurs costs relating to inferior gas quality in its gathering system, Processor may charge or deduct from the proceeds otherwise payable a reasonable fee for monitoring the gas quality and treating and handling the gas. Processor typically adjusts gas quality deduction levels annually, but may do so more often if needed.

G. BILLING AND PAYMENT

G.1 Statement and Payment Date. Processor will render to Supplier on or before the last Day of each month a statement showing for the preceding month:

(a)	the volumes of gas delivered by Supplier,

(b)	Supplier’s MMBtu quantities of Residue Gas,

(c)	Supplier’s NGL gallons by component,

(d)	the status of the cumulative imbalance between Supplier’s or its nominees’ taking in kind of Supplier’s allocable Residue Gas and NGLs, if any, and

(e)	any quality fees due to Processor.

Supplier’s payment to Processor will be due within 10 Days of issuance of the statement as to all gas delivered during the preceding month. As between the parties, late payments and recoupments or refunds from Supplier will carry simple interest at the lower of (a) the prime rate posted at noon on the first Day of the month in which the delinquency occurs by J.P. Morgan Chase & Co., New York, New York, plus 1%, per annum or (b) the maximum lawful interest rate; provided that no interest will accrue as to monthly principal amounts of less than $1,000 due for less than one year when paid. The parties waive any rights to differing interest rates. Except as limited in Section G.2 below, Processor may recover any overpayments or collect any amounts due from Supplier to Processor for any reason at any time under this or other transactions by deducting them from any proceeds payable to Supplier or its Affiliates.

G.2	Audit Rights; Time Limit to Assert Claims.

(a) Each party will have the right during reasonable business hours to examine the books, records and charts of the other party to the extent necessary to verify performance of this Contract and the accuracy of any statement, charge, or computation upon execution of a reasonable confidentiality agreement. If any audit examination or review of the party’s own records reveals an inaccuracy in any payment, Processor will promptly make the appropriate adjustment.

(b) No adjustment for any billing or payment shall be made, and payments shall be final after the lapse of two years from their due date except as to matters that either party has noted in a specific written objection to the other party in writing during the two year period, unless within the two year period Processor has made the appropriate correction. However, Supplier’s responsibilities for severance taxes and third party liabilities and related interest are not affected by this subsection.

(c) No party will have any right to recoup or recover prior overpayments or underpayments that result from errors that occur in spite of good faith performance if the amounts involved do not exceed $10/month/meter. Either party may require prospective correction of such errors.

G.3	Lack of Payment; Creditworthiness.

(a) If Supplier is in arrears in its payments, or is otherwise in breach of this Contract, upon ten Days advance written notice Processor may suspend services under this Contract unless payment is forthcoming within the notice period. If Supplier remains in default after notice to pay or otherwise perform as to any fee or imbalance, or if Processor is insecure of Supplier’s performance, without prejudice to other remedies Processor may (i) refuse to receive or deliver gas, (ii) suspend performance pending adequate assurance of payments, (iii) demand an irrevocable letter of credit, surety bond, or other reasonable security for payment, (iv) require advance payment in cash or payment on a more frequent billing cycle than monthly, (v) collect any amounts due from Supplier to Processor or its Affiliates for any reason at any time under this or other transactions by deducting them from any proceeds payable to Supplier or Affiliates of Supplier, or (vi) take other action as Processor deems reasonable under the circumstances to protect its interests.

(b) Processor may also require Supplier at any time to supply Processor credit information, including but not limited to bank references, financial statements, and names of persons with whom Processor may make reasonable inquiry into Supplier’s creditworthiness and obtain adequate assurance of Supplier’s solvency and ability to perform.

(c) Supplier hereby grants Processor a security interest in gas owned or controlled by Supplier in Processor’s possession to secure payment of all fees and other amounts due under this Contract, and following a Supplier default. Processor may foreclose this possessory security interest in any reasonable manner. Upon request Supplier will execute a UCC-1 or similar Financing Statement suitable for recording describing this security interest and lien.

(d) If Supplier in good faith disputes the amount of any billing, Supplier shall nevertheless pay to Processor the amounts it concedes to be correct and provide Processor an explanation and documentation supporting Supplier’s position regarding the disputed billing. Processor may then continue service for a reasonable time pending resolution of the dispute.

G.4 Metering Records Availability. Processor is not required to furnish gas volume records relating to electronic recording devices other than daily volume information except to the extent that there are indications the meter was not operating properly.

H. FORCE MAJEURE

H.1 Suspension of Performance. Unless otherwise specifically provided for in this Contract, if either party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Contract, other than to make payments due, the obligations of that party, so far as they are affected by Force Majeure, will be suspended during the continuance of any inability so caused, but for no longer period.

H.2 Force Majeure Definition. “Force Majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, fires, explosions, breakage or accidents to machinery or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of wells or sources of supply of gas, inability to obtain at reasonable cost servitudes, right of way grants, permits, governmental approvals or licenses, inability to obtain at reasonable cost materials or supplies for constructing or maintaining facilities, and other causes, whether of the kind listed above or otherwise, not within the control of the party claiming suspension and which by the exercise of reasonable diligence the party is unable to prevent or overcome.

H.3 Labor Matters Exception. The settlement of strikes or lockouts will be entirely within the discretion of the party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances is not required when the affected party considers it inadvisable.

I. WARRANTY OF TITLE

Supplier warrants that it has good title and processing rights to the gas delivered, free and clear of any and all liens, encumbrances, and claims, and that Supplier has good right and lawful authority to sell the same. Supplier grants to Processor the right to process Supplier’s gas for extraction of NGLs and other valuable components.

J. ROYALTY AND OTHER INTERESTS

Supplier is responsible for all payments to the owners of all working interests, mineral interests, royalties, overriding royalties, bonus payments, production payments, and the like. Processor assumes no liabilities or duties to Supplier’s working or mineral interest, royalty, or other interest owners under this Contract.

K. SEVERANCE AND SIMILAR TAXES

K.1 Severance and Similar Taxes Payments. Supplier shall bear and pay to taxing authorities all severance, production, excise, sales, gross receipts, occupation, and other taxes imposed upon Supplier with respect to the gas on or prior to delivery to Processor and other taxes imposed on Supplier’s facilities and operations and with respect to Residue Gas and NGLs after redelivery from Processor.

K.2 Tax Responsibilities and Disbursements. Supplier shall bear, and unless otherwise required by law, will pay to taxing authorities all severance, production, excise, sales, gross receipts, occupation, and other taxes imposed upon Supplier with respect to the gas on or prior to delivery to Processor. Processor will bear and pay all taxes imposed upon Processor with respect to the gas after delivery to Processor while the gas or NGLs are in Processor’s possession, including ad valorem, franchise, sales and use, and income taxes, without prejudice to its right to recover taxes and assessments imposed on its services for Supplier under Section 5 above; Processor may increase its fees to Supplier as necessary to recover any charge on the carbon or MMBtu content of Supplier’s gas, whether in the form of a “cap and trade” system, tax, or other impost.

L. INDEMNIFICATION AND

RESPONSIBILITY FOR

INJURY OR DAMAGE

L.1 Title, Royalty, and Severance Taxes. SUPPLIER RELEASES AND AGREES TO DEFEND, INDEMNIFY, AND SAVE PROCESSOR, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE) RELATING TO (a) SUPPLIER’S TITLE TO GAS AND GAS PROCESSING RIGHTS, (b) PAYMENTS FOR WORKING, MINERAL, ROYALTY AND OVERRIDING ROYALTY AND OTHER INTERESTS, AND (c) SALES, SEVERANCE, AND SIMILAR TAXES, THAT ARE THE RESPONSIBILITY OF SUPPLIER UNDER SECTIONS I, J, AND K ABOVE.

L.2 Responsibility for Injury or Damage. As between the parties, Supplier will be in control and possession of the gas deliverable hereunder and responsible for any injury or damage relating to handling or delivery of gas until the gas has been delivered to Processor at the Delivery Points; after delivery, Processor will be deemed to be in exclusive control and possession and responsible for any injury or damage relating to handling or gathering of gas. THE PARTY HAVING RESPONSIBILITY UNDER THE PRECEDING SENTENCE SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD THE OTHER PARTY, ITS AFFILIATES, AND THEIR OFFICERS, EMPLOYEES, AND AGENTS HARMLESS FROM AND AGAINST ALL CLAIMS, CAUSES OF ACTION, LIABILITIES, AND COSTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE) ARISING FROM ACTUAL AND ALLEGED LOSS OF GAS, PERSONAL INJURY, DEATH, AND DAMAGE FOR WHICH THE PARTY IS RESPONSIBLE UNDER THIS SECTION; PROVIDED THAT NEITHER PARTY WILL BE INDEMNIFIED FOR ITS OWN NEGLIGENCE OR THAT OF ITS AGENTS, SERVANTS, OR EMPLOYEES.

M. RIGHT OF WAY

Insofar as Supplier’s lease or leases permit and insofar as Supplier or its lease operator may have any rights however derived (whether from an oil and gas lease, easement, governmental agency order, regulation, statute, or otherwise), Supplier grants to Processor and Processor’s gas gathering contractor, if any, and their assignees the right of free entry and the right to lay and maintain pipelines, meters, and any equipment on the lands or leases subject to this Contract as reasonably necessary in connection with the purchase or handling of Supplier’s gas. All pipelines, meters, and other equipment placed by Processor or Processor’s contractors on the lands and leases will remain the property of the owner and may be removed by the owner at any time consistent with its obligations under this Contract. Without limitation, Processor or its gathering contractor may disconnect and remove measurement and other facilities from any Delivery Point due to low volume, quality, term expiration, or other cause consistent with performance of Processor’s obligations under this Contract.

N. ASSIGNMENT

N.1 Binding on Assignees. Neither party may assign this Contract nor any of the rights, interests or obligations under this Contract without the prior written consent of the other party, which shall not be unreasonably withheld. This Contract is binding upon and inures to the benefit of the successors, assigns, and representatives in bankruptcy of the parties, and, subject to any prior dedications by the assignee, shall be binding upon any purchaser of Processor’s Facilities and upon any assignee or successor of Supplier. Nothing contained in this Section will prevent either party from mortgaging its rights as security for its indebtedness, but security is subordinate to the parties’ rights and obligations under this Contract.

N.2 Notice of Assignment. No transfer of or succession to the interest of Supplier, however made, will bind Processor unless and until the original instrument or other proper proof that the claimant is legally entitled to an interest has been furnished to Processor at its Division Order address noted in the Notices Section or subsequent address.

O. MISCELLANEOUS PROVISIONS

O.1 Governing Law. THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF TEXAS, without reference to those that might refer to the laws of another jurisdiction.

O.2 Processor’s Facilities. Processor’s services using its Facilities hereunder is and will be considered gas gathering and processing services, and the Processor Facilities used to perform this Contract will be classified as non-utility exempt gas gathering and processing facilities.

O.3 Default and Nonwaiver. A waiver by a party of any one or more defaults by the other in the performance of any provisions of this Contract will not operate as a waiver of any future default or defaults, whether of a like or different character.

O.4 Counterparts. This Contract may be executed in any number of counterparts, all of which will be considered together as one instrument, and this Contract will be binding upon all parties executing it, whether or not executed by all parties owning an interest in the producing sources affected by this Contract. Signed copies of this Contract and facsimiles of it shall have the same force and effect as originals.

O.5 Negotiations; Entire Agreement; Amendment; No Third Party Beneficiaries. The language of this Contract shall not be construed in favor of or against either party, but shall be construed as if the language were drafted mutually by both parties. This Contract constitutes the final and complete agreement between the parties. There are no oral promises, prior agreements, understandings, obligations, warranties, or representations between the parties relating to this Contract other than those stated herein. All waivers, modifications, amendments, and changes to this Contract shall be in writing and signed by the authorized representatives of the parties. The relations between the parties are those of independent contractors; this Contract creates no joint venture, partnership, association, other special relationship, nor any fiduciary obligations. There are no third party beneficiaries of Processor’s sales contracts or of this Contract.

O.6 Ratification and Third Party Gas. Omitted.

O.7 Compliance with Laws and Regulations. This Contract is subject to all valid statutes and rules and regulations of any duly constituted federal or state authority or regulatory body having jurisdiction. Neither party will be in default as a result of compliance with laws and regulations.

O.8 Fees and Costs; Damages. If mediation or arbitration is necessary to resolve a dispute other than one arising under the indemnification obligations of this Contract, each party agrees to bear its own attorneys’ fees and costs of investigation and defense, and each party waives any right to recover those fees and costs from the other party or parties.

O.9 Mutual Waiver of Certain Remedies. Except as to the parties’ indemnification obligations, NEITHER PARTY SHALL BE LIABLE OR OTHERWISE RESPONSIBLE TO THE OTHER FOR CONSEQUENTIAL OR INCIDENTAL DAMAGES, FOR LOST PRODUCTION, OR FOR PUNITIVE DAMAGES AS TO ANY ACTION OR OMISSION, WHETHER CHARACTERIZED AS A CONTRACT BREACH OR TORT, THAT ARISES OUT OF OR RELATES TO THIS CONTRACT OR ITS PERFORMANCE OR NONPERFORMANCE.

O.10 Waiver of Trade Practices Acts. The parties intend that Supplier’s rights and remedies with respect to this Contract and all related practices of the parties shall be governed by legal principles other than the Texas Deceptive Trade Practices–Consumer Protection Act, Tex. Bus. & Com. Code Ann. §17.41 et seq. (“DTPA”). THE PARTIES HEREBY WAIVE APPLICABILITY OF THE DTPA TO THIS CONTRACT AND TO ANY AND ALL DUTIES, RIGHTS, OR REMEDIES THAT MIGHT BE IMPOSED BY THE DTPA, WHETHER THEY ARE APPLIED DIRECTLY BY THE DTPA ITSELF OR INDIRECTLY IN CONNECTION WITH OTHER STATUTES; PROVIDED THAT THE PARTIES DO NOT WAIVE §17.555 OF THE DTPA. EACH PARTY WARRANTS THAT IT IS A “BUSINESS CONSUMER” FOR PURPOSES OF THE DTPA, THAT IT HAS ASSETS OF $5 MILLION OR MORE AS SHOWN IN ITS MOST RECENT FINANCIAL STATEMENTS, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLES IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED IN THIS CONTRACT, THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS OWN CHOICE IN ENTERING INTO THIS CONTRACT AND THE TRANSACTIONS CONTEMPLATED IN IT; AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION WITH THE OTHER PARTY. Each party recognizes that the consideration for which the other party has agreed to perform under this Contract has been predicated upon the inapplicability of the DTPA and this waiver of the DTPA. Each party further recognizes that the other party, in determining to proceed with entering into this Contract, has expressly relied upon this waiver and the inapplicability of the DTPA.

O.11 Arbitration. The parties desire to resolve any disputes that may arise informally, if possible. All disputes arising out of or relating to this Contract that are not resolved by agreement of the parties must be resolved using the provisions of this Section. If a dispute or disputes arise out of or relating to this Contract, a party shall give written notice of the disputes to the other involved parties, and each party will appoint an employee to negotiate with the other party concerning the disputes. If the disputes have not been resolved by negotiation within 30 Days of the initial dispute notice, or if the complaining party fails to send an initial dispute notice, the disputes shall be resolved by arbitration in accordance with the then current International Institute for Conflict Prevention and Resolution Rules for Non-Administered Arbitration and related commentary (“Rules”) and this Section. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., and the Rules, to the exclusion of any provision of state law inconsistent with them. The party seeking resolution shall initiate arbitration by written notice sent to the other party or parties to be involved. The parties shall promptly select one disinterested arbitrator with at least ten years’ experience in the natural gas industry or ten years’ experience with natural gas law, and not previously employed by either party or its Affiliates, and, if possible, shall be selected by agreement between the parties. If the parties cannot select an arbitrator by agreement within 30 Days of the date of the notice of arbitration, a qualified arbitrator will be selected in accordance with the Rules. If the disputes involve an amount greater than $1,000,000, they will be decided by a panel of three arbitrators with the above qualifications, one selected by each party, and the third selected by the party-appointed arbitrators, or in the absence of their agreement, pursuant to the Rules. The arbitrator(s) shall resolve the disputes and render a final award in accordance with the substantive law of the state referenced in Section O.1 above, “Governing Law.” The arbitration award will be limited by Sections O.8, “Fees and Costs; Damages,” O.9, “Mutual Waiver of Certain Remedies,” and O.10, “Waiver of Trade Practices Acts.” The parties intend case specific dispute resolution; either party may opt out of any attempted class action for all claims of any party related to this Contract. The arbitrator(s) shall state the reasons for the award in writing, and judgment on the arbitration award may be entered in any court having jurisdiction.

END OF EXHIBIT A TO GAS

PROCESSING CONTRACT

EXHIBIT B

To GAS PROCESSING CONTRACT

Between DCP MIDSTREAM, LP as Supplier and

DCP MIDSTREAM PARTNERS, LP as Processor

Dated as of August 1, 2011

PROCESSING FEE ADJUSTMENTS

($ in Millions)

Plant Cost	Demand	Throughput
Per Mcf

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

[***]	[***]	[***]

The capital expenditure amount results and resulting processing fee adjustments will be based on the nearest $1 million of capital expenditures.

If Plant cost is less than $[***] or exceeds $[***], the demand and throughput fees will be increased proportionately to the adjustments set forth in this Exhibit B.

END OF EXHIBIT B TO

GAS PROCESSING CONTRACT

B-1

EXHIBIT C-1

To GAS PROCESSING CONTRACT

Between DCP MIDSTREAM, LP as Supplier and

DCP MIDSTREAM PARTNERS, LP as Processor

Dated as of August 1, 2011

DELIVERY POINTS

Jackson County, Texas

No.	Processor’s Meter No.	NAME	LOCATION
1.		Trunkline Gas Company, LP	Eagle Plant Inlet
2.		Supplier	Eagle Plant Inlet

EXHIBITS C-2 and C-3

To GAS PROCESSING CONTRACT

Between DCP MIDSTREAM, LP as Supplier and

DCP MIDSTREAM PARTNERS, LP as Processor

Dated as of August 1, 2011

Exhibit C-2

REDELIVERY POINTS—GAS

Jackson County, Texas

No.	Pipeline	Location	Meter #
1.	Trunkline Gas Company, LP	Eagle Plant

Exhibit C-3

REDELIVERY POINTS—NGLs

Jackson County, Texas

No.	Pipeline	Location	Meter #
1.	DCP Sandhills Pipeline, LLC	Eagle Plant
2.	Wilbreeze	Eagle Plant

C-1

EXHIBIT D

To GAS PROCESSING CONTRACT

Between DCP MIDSTREAM, LP as Supplier and

DCP MIDSTREAM PARTNERS, LP as Processor

Dated as of August 1, 2011

PLANT DESIGN SPECIFICATIONS

•	One 1500 barrel NGL storage tank

•	Amine treater designed with 40% MDEA, 5% piperazine, 650 GPM with RTO on vent

•	40 gpm TEG system with sreconcentrator overhead condenser and vapor recovery.

•	Molecular sieve designed for 200 MMscfd, partially water saturated gas

•	TRCo Cryo Plant Gas Sub-cooled Process (GSP) Design with Propane Refrigeration

•	Ethane Recovery and Ethane Rejection (about 22% recovery) Design

•	1.5 Hours NGL Storage

•	Five (5) - 3616 Cat Engines with Ariel KBZ frames, two (2) single-stage inlet machines, three (3) two-stage residue machines, with one residue machine capable of operation as an inlet unit

•	Three (3) electric driven refrigeration machines, 1500 HP, 4160V.

•	Direct fired regen heater, direct fired two temperature level hot oil process heat (amine, TEG, and stabilizer), and direct fired ethane-rejection heat medium system

•	Compression for 200 MMscfd, amine circulation and other pumps for 200 MMscfd.

•	Plant residue delivered to a new 20” ANSI 600# residue pipeline (pipeline not in scope)

•	Plant NGL delivered to a new 8” ANSI 600# NGL pipeline (pipeline is not in scope)

•	Power line for 200 MMscfd NGL processing plant

•	Utility systems (instrument air, starting air, drains, chemical storage, etc.)

•	Plant Bypasses and Start-up Recycle Lines

•

This gas processing plant is designed to process 200 MMscfd of natural gas (5.5 gpm of ethane (C2+) and heavier NGL content, 2% CO2) delivered at 500 psig at 50 to 80°F. Design recoveries are 90% C2, 98% C3, 98.5% iC4, and 99% nC4 and C5+ with gas of this quality. The plant can also operate in ethane rejection mode with 25% C2 recovery and a guaranteed 94% C3 recovery, 98% C4s, and 99% C5+.

D-1